Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of Primo Water Corporation of our report dated March 12, 2010, relating to our audit of the consolidated financial statements appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to our firm under the headings “Experts” and “Change In Independent Registered Accounting Firm” in this Prospectus.
/s/ MCGLADREY & PULLEN, LLP
Raleigh, North Carolina
August 26, 2010